Exhibit 99.1

CONSENT OF WELLS FARGO SECURITIES, LLC

Ready Capital Corporation

1251 Avenue of Americas, 50th Floor

New York, NY 10020

Attention: Board of Directors

RE:	Proxy Statement / Prospectus (the “Proxy Statement/Prospectus”) of Ready Capital Corporation (“Ready Capital”), which forms part of the Amendment No. 1 to the Registration Statement on Form S-4 of Ready Capital (the “Amended Registration Statement”)

Members of the Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated November 3, 2021, to the Ready Capital Board of Directors as Annex B to the Proxy Statement/Prospectus included in the Amended Registration Statement filed with the Securities and Exchange Commission as of the date hereof and the references to our firm and our opinion in such Proxy Statement/Prospectus under the headings “Summary—Opinion of Ready Capital’s Financial Advisor,” “The Transactions—Background of the Transactions,” “The Transactions—Recommendation of the Ready Capital Board and Its Reasons for the Transactions,” “The Transactions—Opinion of Ready Capital’s Financial Advisor,” and “The Transactions—Certain Ready Capital Unaudited Prospective Financial Information.”

The foregoing consent applies only to the Amended Registration Statement being filed with the Securities and Exchange Commission as of the date hereof and not to any other amendments or supplements thereto, and our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement (including any subsequent amendments to the above-mentioned Registration Statement), proxy statement or any other document, except in accordance with our prior written consent.

In giving our consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we admit that we are experts with respect to any part of such Amended Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

Dated: February 7, 2022

/s/ Wells Fargo Securities, LLC
WELLS FARGO SECURITIES, LLC